UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor, New York, NY		10017

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Global Energy has announced the appointment of Mr. Yuval Ganot to its Board of Directors.

Mr. Ganot recently joined the company’s Board of Directors. The appointment of Mr. Ganot was in accordance with the Securities Purchase Agreement entered into by Mr. Ganot and the Company on September 10, 2009 and previously disclosed by the Company. Following Mr. Ganot’s appointment, the company’s Board of Directors consists of Asi Shalgi, Avner Raanan, Nissan Caspi, Amir Elbaz, Hezy Ram and Yuval Ganot.

Mr. Ganot holds a L.L.B (Bachelor of Law) from the IDC, Israel, and is a member of the Israeli Bar. His practice specializes in commercial law, mergers and acquisitions, real estate investments, business management and business rehabilitation. Among his clients are some of the largest companies in Israel, as well as academic institutions and charity funds. In addition, Mr. Ganot serves as money management and finance consultant to several investors and private companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer Date: October 7, 2009